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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

       Pursuant to Section 13 or 15 of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) November 3, 2006

                               HEALTHEXTRAS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     0-31014                 52-2181356
         --------                     --------                ----------
(State or other Jurisdiction       (Commission               (IRS Employer
      of incorporation)            File Number)            Identification No.)

               800 King Farm Boulevard, Rockville, Maryland 20850
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                    (Address of principal executive offices)

                                 (301) 548-2900
                                 ---------------
      (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-25(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01     REGULATION FD DISCLOSURE
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         On November 3, 2006, HealthExtras, Inc. (the "Company") entered into a
Stock Purchase Agreement between the Company and HMA, INC., an Arizona corporation, to acquire all of the equity securities of R/xx Pharmacy Solutions, Inc. ("R/xx") for $16 million and an additional $2 million subject to certain business retention criteria of R/xx. R/xx is a provider of pharmacy benefit management services with a strategic focus on clients in the Arizona, Nevada and Hawaii markets. R/xx processes approximately one million prescriptions on an annualized basis. A copy of the press release announcing the acquisition of R/xx is furnished as Exhibit 99.1 to this Form 8-K.

         The Company has also established a business development marketing relationship with an affiliate, Pharmacy Benefit Consultants, Inc. ("PBC"), and has agreed to purchase PBC if requested by its shareholder on terms determined by the success of PBC in generating new business.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
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         (d)  Exhibits

              Exhibit No.             Description
              -----------             -----------

              99.1                    Press Release





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: November 7, 2006                  By: /s/ Richard W. Hunt
                                             -------------------------------
                                             Richard W. Hunt
                                             Chief Financial Officer and
                                             Chief Accounting Officer